SHARE CERTIFICATE

Number	Shares
***	******

IMMRSIV INC

THIS SHARE CERTIFICATE CERTIFIES THAT as of **th day of *** 20**, *** of ******** is the registered holder of ****** fully paid Class A Ordinary Share of a par value of US$0.0001 per share in the above named Company which are held subject to, and transferable in accordance with, the Memorandum and Articles of Association of the Company (as Revised).

In Witness Whereof the Company has authorised this certificate to be issued on the **th day of *** 20**.

By

____

Director